Exhibit 32.1

CERTIFICATION

 PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

18 U.S.C. SECTION 1350

In connection with the Worldspan, L.P. (the “Company”) Annual Report on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Rakesh Gangwal, Chairman, President and Chief Executive Officer of the Company, and Michael S. Wood, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1).                               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2).                               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 30, 2004	By:	/s/ Rakesh Gangwal
Rakesh Gangwal
Chief Executive Officer

Date:	March 30, 2004	By:	/s/ Michael S. Wood
Michael S. Wood
Chief Financial Officer